Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ron Lizée hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the quarterly report on Form 10-Q of Acrongenomics Inc. for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Acrongenomics Inc..

Date: May 15, 2009

/s/ Ron Lizée
Ron Lizée
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting
Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Acrongenomics Inc. and will be retained by Acrongenomics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.